UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) Of The Securities Exchange Act of 1934

BRISTOL WEST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Date of Report (Date of Earliest Event Reported): March 1, 2007

Delaware	001-31984	13-3994449
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5701 Stirling Road, Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 316-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On March 1, 2007, Bristol West Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Farmers Group, Inc., a Nevada corporation (“Parent”) and BWH Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  Parent is a wholly owned subsidiary of Zurich Financial Services Group (“Zurich”).

The Merger Agreement contemplates a merger (the “Merger”) whereby Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent.  Pursuant to the Merger Agreement, at the effective time and as a result of the Merger, each then issued and outstanding share of common stock of the Company, par value $0.01 per share, including restricted stock (which vests upon a change in control) (each a “Share”), will be cancelled and converted into the right to receive $22.50 in cash per Share, without interest (the “Merger Consideration”).  Each then outstanding Share that is subject to an option that is vested or vests upon a change in control will be converted into the right to receive the Merger Consideration less the exercise price per Share for the Option.  Each hypothetical Share then included in a non-employee director’s deferred compensation account (each a “Phantom Share”) under the Company’s Non-Employee Directors’ Deferred Compensation and Stock Award Plan also will be converted into the right to receive the Merger Consideration.

The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through March 31, 2007 (the “go shop period end date”).  After the go shop period end date, the Company may continue discussions with certain persons who have made proposals before 11:59 pm (ET) on the go-shop period end date and, subject to certain conditions, respond to unsolicited inquiries by other persons interested in acquiring the Company.  After the go shop period end date, the Company is not permitted to solicit other proposals and may not share information or have discussions regarding alternative proposals, except in certain circumstances.

The Merger Agreement contains certain termination rights for both the Company and Parent.  The Company may terminate the Merger Agreement under certain circumstances before approval of the Merger Agreement by the Company’s stockholders if its board of directors determines in good faith that it has received and it accepts a Superior Proposal (as defined in the Merger Agreement) and it otherwise complies with certain terms of the Merger Agreement.  In connection with such a termination, the Company must pay a fee of $21 million to Parent, unless concurrently with the termination the Company enters into a definitive agreement with respect to a Superior Proposal submitted by certain persons who made proposals through the go shop period end date, in which case the termination fee will be $14 million.  The Merger Agreement provides that in certain other circumstances where either the Company or Parent unilaterally terminates the Merger Agreement, the Company will pay Parent a termination fee of $21 million.  In certain circumstances where the Company is not obligated to pay such a termination fee, the Merger Agreement provides that the Company must pay certain expenses incurred by Parent and Merger Sub in connection with the Merger up to $4 million.

Consummation of the Merger is subject to various customary closing conditions, including, but not limited to, (1) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (2) all insurance antitrust approvals and regulatory approvals from certain insurance departments, (3) absence of certain orders preventing the Merger, and (4) the approval of the Merger Agreement by the Company’s stockholders.  Each party’s obligation to consummate the Merger is subject to certain other conditions, including (1) the accuracy of the representations and warranties (which are described below), certain of which would have, or would be expected to have, a Company Material Adverse Effect (as defined in the Merger Agreement), (2) the performance in all material respects of the obligations of the other party, and (3) the absence of a Company Material Adverse Effect or certain events that could be expected to have a Company Material Adverse Effect since the date of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Merger Sub and Parent that they have made to each other as of specific dates, including, among others, covenants by the Company (1) to conduct its business in the ordinary and usual course during the interim period between the execution of the Merger Agreement and consummation of the Merger, (2) not to engage in certain kinds of transactions during that period, (3) that, subject to certain exceptions, the Company’s Board of Directors will recommend approval of the Merger by its stockholders, and (4) unless the Merger Agreement is terminated, to convene and hold a meeting of the Company’s stockholders to consider and vote upon the approval of the Merger.  The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Merger Sub and Parent and may be subject to important qualifications and limitations agreed by and among them in connection with negotiating the terms of the Merger Agreement.  Moreover, certain of these representations and warranties may not be accurate or complete as of any specified date, because, among other reasons, they are subject to a contractual standard of materiality different from those generally applicable to stockholders or they were used for the purpose of allocating risk among the parties to the Merger Agreement rather than establishing matters as facts.  For the foregoing reasons, no person should rely on these representations and warranties in the Merger Agreement as characterizations of the actual state of facts or the condition of the Company or Parent or any of their respective affiliates.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Voting Agreement

On March 1, 2007, in connection with the execution of the Merger Agreement, Bristol West Associates LLC and Aurora Investments II LLC, each stockholders of the Company affiliated with Kohlberg Kravis Roberts & Co. (the “KKR Stockholders”), entered into a Voting Agreement (the “Voting Agreement”) with the Company, Parent and Merger Sub.  Pursuant to the Voting Agreement, among other things, the KKR Stockholders agreed, subject to certain exceptions, to vote all of their Shares in favor of the approval of the Merger Agreement and against certain actions involving the Company that has the effect of impeding, interfering with, delaying, postponing, or impairing (1) the ability of the Company to consummate the Merger or (2) the transactions contemplated by the Voting Agreement and the Merger Agreement.  The Voting Agreement provides that if, under specified circumstances, the Company’s board of directors changes its recommendation to the stockholders regarding the Merger, each KKR Stockholder’s obligation to vote its Shares pursuant to the Voting Agreement will be limited to 50% of its Shares.  Pursuant to the Voting Agreement, each KKR Stockholder also agreed not to initiate, solicit or knowingly facilitate inquiries, proposals or offers relating to, or engage in discussions or negotiations regarding, or provide any non-public information relating to, certain alternative business combination transactions involving the Company.  The Voting Agreement will terminate upon the earlier to occur of (1) the effective time of the Merger and (2) the termination of the Merger Agreement.

Certain directors of the Company are affiliates of the KKR Stockholders.  None of these directors are parties to the Voting Agreement.

As of the date hereof, the KKR Stockholders own approximately 42.2% of the outstanding shares of common stock of the Company (the “Existing Shares”). Pursuant to the Voting Agreement, each KKR Stockholder also agreed not to take any action that would have the effect of impairing, preventing or disabling the KKR Stockholder from performing its obligations under the Voting Agreement, including disposing of or granting any proxies with respect to its Existing Shares.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.  For similar reasons discussed above with respect to the representations and warranties contained in the Merger Agreement, no person should rely on the representations and warranties in the Voting Agreement as characterizations of the actual state of facts or the condition of the Company, Parent, or the KKR Stockholders or any of their respective affiliates.

Forward-Looking Statements

Statements included in this report that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement.  Forward-looking statements are based on our current expectations and beliefs concerning future events and involve risks, uncertainties and assumptions.  A number of risks, uncertainties, and other important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement and other factors that are more particularly described in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in subsequently filed quarterly reports on Form 10-Q.  The Company believes that its forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 7.01 Regulation FD Disclosure

On March 2, 2007, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.2 (and deemed filed only to the extent required by Rule 14a-12).

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of March 1, 2007, by and among the Company, Farmers Group, Inc. and BWH Acquisition Company

99.1	Voting Agreement, dated as of March 1, 2007, by and among the Company, Farmers Group, Inc., BWH Acquisition Company, Bristol West Associates LLC and Aurora Investments II LLC

99.2	Press Release, dated as of March 2, 2007 (furnished except to the extent required by Rule 14a-12)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRISTOL WEST HOLDINGS, INC.
(Registrant)

Date: March 5, 2007	By:	/s/ Robert D. Sadler

Robert D. Sadler
Senior Vice President–Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer and duly authorized officer)

EXHIBIT INDEX

Exhibit Number and Description

2.1	Agreement and Plan of Merger, dated as of March 1, 2007, by and among the Company, Farmers Group, Inc. and BWH Acquisition Company

99.1	Voting Agreement, dated as of March 1, 2007, by and among the Company, Farmers Group, Inc., BWH Acquisition Company, Bristol West Associates LLC and Aurora Investments II LLC

99.2	Press Release, dated as of March 2, 2007 (furnished except to the extent required by Rule 14a-12)